Exhibit 99.1


Investor Contact:                   Mike Phalen
                                    Chief Financial Officer
                                    Krispy Kreme Doughnuts, Inc.
                                    336.733.3707

Financial Media Contact:            Robbin E. Moore
                                    Investor Relations Director
                                    Krispy Kreme Doughnuts, Inc.
                                    336.726.8857


                KRISPY KREME ANNOUNCES LENDER CONSENT AND CERTAIN
                         AMENDMENTS TO CREDIT FACILITY


Winston-Salem, NC (January 25, 2005) - Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the "Company") announced today that the lenders under its Credit Facility have agreed to defer until March 25, 2005 the date on which an event of default would occur by reason of its failure to deliver financial statements for the quarter ended October 31, 2004. In addition, the Company said it had agreed to certain amendments to its Credit Facility. These amendments provide for (i) a limitation on the issuance, extension and renewal of letters of credit (other than renewals which do not increase the amounts thereof) without lender consent, (ii) a limitation on additional revolving credit or swing loan borrowings without lender consent and (iii) a limitation on the creation of guarantees in respect of debt incurred by the Company's joint ventures (subject to certain pending and projected projects), whether or not such financial statements are delivered.

Founded in 1937 in Winton-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 435 stores (comprised of 399 factory stores and 36 satellites) in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated, the outcome of the pending formal investigation by the United States Securities and Exchange Commission, the pending shareholder class action, the pending shareholder derivative actions, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.